Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated November 6, 1998 relating to the financial statements and financial highlights appearing in the September 30, 1998 Annual Report to Shareholders of BT Global Emerging Markets Equity Fund, which is also incorporated by reference into the Registration Statement, and to the references to us under the headings "Experts" and "Financial Highlights" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" in the Fund's Statement of Additional Information dated January 31, 1999 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated January 31, 1999, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
July 23, 1999